EXHIBIT 10.1

Certain portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The non-public information has been filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. The omitted portions of this Exhibit are indicated by the following: [****].

AMENDMENT TO GENERAL AGENCY CONTRACT

This is an amendment to that certain General Agency Contract (the “Original Contract”) between LIBERTY NATIONAL LIFE INSURANCE COMPANY (the “Company”) and INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE (“IRA”), effective October 1, 1981.

BACKGROUND AND DEFINITIONS

A. First Command Financial Services, Inc. (“First Command”) is the successor to IRA under the Original Contract. References to IRA in the Original Contract will be deemed references to First Command.

B. First Command has previously limited its sales activities to the military market, but desires to expand its operations to include the civilian market. The following definitions apply in this Amendment:

(i) “First Command Policy Series” means insurance policies issued to or on the life of qualified military personnel, the spouse of qualified military personnel, or children of qualified military personnel.

(ii) “First Command Civilian Policy Series” means all policies issued that are not First Command Policy Series policies.

(iii) “All Policies” means both the First Command Policy Series and the First Command Civilian Policy Series.

(iv) The First Command Policy Series and the First Command Civilian Policy Series are those issued on the following policy forms, including all state variations of the forms, and all riders and supplemental benefits issued in conjunction with those policies.

Plan	Policy Form
Whole Life	[****]
Last Survivor Whole Life	[****]
Decreasing Term without Cash Values	[****]
Decreasing Term with Cash Values	[****]

This change necessitates certain changes in the Original Contract. Therefore, in consideration of the mutual covenants contained in this Amendment, it is agreed as follows:

1. Paragraph 5 of the Original Contract is deleted and the following is substituted:

5. COMMISSIONS. First Command shall be paid the following commissions on premiums paid the Company for policies issued under this contract:

(a) First Command Policy Series.

(i) First Year:	150% of first year premium

(ii) Second through Tenth Years:	Renewal Commission of 17.5% of premiums

(iii) Eleventh and Subsequent Years:	Service fee of 10% of premiums

(b) First Command Civilian Policy Series.

(i) First Year:	[****]% of first year premium

(ii) Second through Tenth Years:	Renewal Commission of [****]% of premiums

(iii) Eleventh and Subsequent Years:	Service fee of [****]% of premiums

[****].

(c) First Command will also be paid a sales development allowance (“Bonus”) based upon [****], paid for during each First Command fiscal year, which begins on October 1 and ends on September 30 of each year, in accordance with the schedule and calculations set forth in Attachment 1 to this Amendment, beginning as of October 1, 2004. [****].

(d) All commissions, renewal commissions, service fees, and other remuneration payable to First Command under this contract shall be fully vested and upon termination of this contract, the first year and renewal commissions and service fees otherwise payable to First Command shall be continued until no First Command business remains in force with the Company.

(e) The rate of commission for all benefit riders, issued as part of a life insurance policy shall be determined by the rate of commission applicable to the basic policy, except that no commissions shall be payable on premium deposits, preliminary term policies, or waived premiums. No commissions shall be payable on any other type of extra premiums whatsoever unless specifically agreed upon in writing by the parties.

(f) The Company agrees to pay all commissions or other compensation earned by First Command and its agents, both before and after termination of this contract, to First Command, and to no other parties unless otherwise directed in writing to do so by the Chief Executive Officer of First Command, or as required by formal order or a governmental authority.

(g) Rates of commissions for plans and duration not included in the First Command Policy Series or the First Command Civilian Policy Series, or on term conversions or other policy changes shall be determined in each case by the Company.

2. The Commission Loan Agreement attached to the Original Contract applies to All Policies.

3. In all other respects the Original Contract is unchanged. The parties ratify the Original Contract, as amended by this Amendment. The term “this contract” as used in the Original Contract, refers to the Original Contract, as modified by this Amendment.

Executed as of the 1st day of January, 2005.

LIBERTY NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Larry M. Hutchison
Name:	Larry M. Hutchison
Title:	Executive Vice President and General Counsel

FIRST COMMAND FINANCIAL SERVICES, INC.

By:	/s/ Lamar C. Smith
Name:	Lamar C. Smith
Title:	Chief Executive Officer

Attachment 1

FIRST COMMAND shall be paid a Sales Development Allowance (Bonus) based on [****] during each FIRST COMMAND Fiscal Year, which begins on October 1st and ends on September 30th of each year (Bonus Period) in accordance with the following formula:

[****]:

[****]	Minimum Amount of Annualized Premiums Issued and Paid to Company
[****]	$500,000
[****]	$1,000,000

[****]	$1,500,000

[****]